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                                                                       EXHIBIT 5

                                BAKER & MCKENZIE
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022



                                                                     May 1, 1996



Nabors Industries, Inc.
515 West Greens Road, Suite 1200
Houston, Texas 77067

         Re:     Registration Statement on Form S-3
                 (Registration No. 333-2477)

Dear Sirs:

                 We have acted as counsel to Nabors Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (Registration So. 333-2477) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on April 10, 1996 and as amended by Amendment No. 1 thereto filed with the Commission on May 1, 1996. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial public offering price of up to $250,000,000 (or the equivalent thereof in one or more foreign currencies, composite currencies or currency units): (i) debt securities (the "Debt Securities") which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"); (ii) shares of preferred stock, $.10 par value per share (the "Preferred Stock"), which may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); (iii) shares of common stock, $.10 par value per share (the "Common Stock); (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock as shall be designated by the Company at the time of offering (the "Warrants"); and (v) such indeterminate number of Debt Securities and shares of Common Stock and Preferred Stock as may be issued upon conversion or exchange of any Debt Securities or Preferred Stock or upon exercise of Warrants for such securities, including such shares of Common Stock and Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeterminate Securities"). The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants and Indeterminate Securities are collectively referred to herein as the "Securities." The Senior Debt Securities may be issued under an Indenture (the "Senior Indenture") to be entered into between the Company and Marine Midland Bank (the "Senior Indenture Trustee"). The Subordinated Debt Securities may be issued under a

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Nabors Industries, Inc.
May 1, 1996
Page 2

separate Indenture (the "Subordinated Indenture") to be entered into between the Company and Marine Midland Bank (the "Subordinated Indenture Trustee," and, together with the Senior Indenture Trustee, the "Trustees"). The Senior Indenture and the Subordinated Indenture are sometimes referred to herein individually as the "Indenture" and collectively as the "Indentures."

                 We have examined (i) the form of Registration Statement relating to the Securities; (ii) the form of Senior Indenture; (iii) the form of Subordinated Indenture; (iv) the Restated Certificate of Incorporation of the Company, as amended and currently in effect (the "Certificate of Incorporation"); (v) the Restated By-Laws of the Company as amended and currently in effect (the "By-Laws"); and (vi) resolutions adopted by the Board of Directors of the Company (the "Board") relating to the issuance of the Securities (the "Board Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                 In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have assumed that the Senior Indenture and the Subordinated Indenture each will be duly authorized, executed and delivered by the Trustees respectively, and authorized officers of the applicable Trustee. In addition, we have assumed that any Deposit Agreement and any Warrant Agreement (each as herein defined) will be duly authorized, executed and delivered by the Depositary and the Warrant Agent, respectively, and that the Receipts and the Warrants have been duly signed by the Depositary and the Warrant Agent, respectively.

                 In rendering the following opinion, our examination of matters of law has been limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), and the federal laws of the United States of America. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.





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Nabors Industries, Inc.
May 1, 1996
Page 3

                 Based upon and subject to the foregoing, we are of the opinion that:

                 1. The Senior Indenture and the Subordinated Indenture each has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain further remedies.

                 2. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;
(iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Debt Securities in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;
(vi) in the case of Subordinated Debt Securities, the Subordinated Indenture, and in the case of the Senior Debt Securities, the Senior Indenture, has respectively been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company to the Subordinated Indenture Trustee or the Senior Indenture Trustee, as the case may be; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with the applicable Indenture and the Underwriting Agreement with respect to the Offered Debt Securities in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, or any other duly authorized, executed and delivered applicable valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto, (1) the Offered Debt Securities (including any Offered Debt Securities duly issued upon conversion or exchange of any shares of Preferred Stock convertible or exchangeable into Offered Debt Securities or upon exercise of any Warrants exercisable for





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Nabors Industries, Inc.
May 1, 1996
Page 4

Offered Debt Securities), will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain further remedies, and (2) if Common Stock or Preferred Stock is issuable upon conversion or exchange of any convertible or exchangeable Offered Debt Securities, the Common Stock or Preferred Stock issuable upon conversion or exchange of such Offered Debt Securities will be validly issued, fully paid and nonassessable, assuming conversion or exchange of the Offered Debt Securities in accordance with the terms of the applicable Indenture relating thereto.

                 3. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;
(iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Preferred Stock in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the Delaware General Corporation Law (the "Certificate of Designation"); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with the Underwriting Agreement with respect to the Offered Preferred Stock in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the





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Nabors Industries, Inc.
May 1, 1996
Page 5

Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto, (1) the shares of the Offered Preferred Stock (including any Offered Preferred Stock duly issued upon conversion or exchange of any Debt Securities convertible or exchangeable into Offered Preferred Stock or upon exercise of any Warrants exercisable for Offered Preferenced Stock), will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof; and (2) if the Offered Preferred Stock is convertible or exchangeable into Common Stock, the Common Stock issuable upon conversion or exchange of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming conversion or exchange of the Offered Preferred Stock in accordance with the terms of the Certificate of Designation.

                 4. With respect to the issuance of any series of Depositary Shares (the "Offered Depositary Shares"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the deposit agreement relating to the Offered Depositary Shares (the "Deposit Agreement") in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof; (iv) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the offered Depositary Shares and related matters; (vi) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the Receipts for the Offered Depositary Shares have been duly executed, delivered and countersigned in accordance with the Deposit Agreement relating to such Offered Depositary Shares, and the Offered Depositary Shares have been duly issued and sold in accordance with the Deposit Agreement in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, the Underwriting Agreement with respect to the Offered Depositary Shares, or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto; and (viii) the Preferred Stock which is represented by Depositary Shares is duly authorized, validly issued and delivered to the Depositary in accordance with the laws of the State of Delaware, the Offered





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Nabors Industries, Inc.
May 1, 1996
Page 6

Depositary Shares will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain further remedies. When the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

                 5. With respect to the issuance of any series of Warrants (the "Offered Warrants"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the warrant agreement relating to the Offered Warrants (the "Warrant Agreement") in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof; (iv) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Warrants have been duly executed, delivered and countersigned and have been duly issued and sold in accordance with the Warrant Agreement in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, the Underwriting Agreement with respect to the Offered Warrants, or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto, the Offered Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (b) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws not or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of





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Nabors Industries, Inc.
May 1, 1996
Page 7

whether enforceability is considered in a proceeding at law or in equity), and
(c) public policy considerations which may limit the rights of parties to obtain further remedies.

                 6.       With respect to any offering of Common Stock, when
(i) the Registration Statement, as finally amended (including all necessary post-effective amendments) has become effective; (ii) an appropriate Prospectus Supplement with respect to the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; (v) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and By-laws so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with the Underwriting Agreement with respect to the Common Stock, or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued upon conversion or exchange of any Debt Securities or shares of Preferred Stock convertible or exchangeable into Common Stock or upon exercise of any Warrants exercisable for Common Stock) will be duly authorized, validly issued, fully paid and nonassessable.

                 We understand that prior to offering for sale any Securities you will advise us in writing of the terms of such offering and of such Securities, will afford us an opportunity to review the operative documents (including the applicable Prospectus Supplement) pursuant to which the Securities are to be offered, sold and issued, and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities or any changes in the Company's capital structure or other pertinent circumstances.





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Nabors Industries, Inc.
May 1, 1996
Page 8

                 We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading "Validity of Securities" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                  Very truly yours,

                                          /s/     BAKER & MCcKENZIE